Exhibit 10.102.1

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- BNP PARIBAS, a Corporation with capital of 1,806,343,230 euros, with headquarters in PARIS (75009), at 16 Boulevard des Italiens, registered under No. 662042449 - RCS Paris - with CE FR identifier No. 76662042449, represented by their agents:

of their Elysee Haussmann Agency whose address is at 73, boulevard Haussmann, 75008 Paris,

hereinafter "the Bank" or "BNP Paribas",

PARTY OF THE FIRST PART

and

- INTER PARFUMS Company, a Corporation with capital of 12,649,362, with headquarters at 4, Rond point des Champs Elysees, 75008 Paris, registered under No. B350219382 - RCS Paris, represented by the President and General Director, M. BENAClN, Philippe,

hereinafter "the Client".

PARTY OF THE SECOND PART

WHICH AGREE UPON AND ORDER THE FOLLOWING:

CHAPTER I - INTRODUCTION

Article - DEFINITIONS

For the interpretation and application of the present Contract, unless otherwise specified or if the context does not require a different meaning, the terms and expressions hereafter shall have the following meaning:

- "Drawdown Notice": means a request to use credit in accordance with the example given in Annex 1;

- "Bank": means BNP Paribas;

- "Client": means the INTER PARFUMS Company;

- "Contract": means the present agreement with all of its Annexes, as well as, should the case arise, any possible amendments;

- "Account of Disposable Funds in the Line of Credit": means current account No. 106.990/12 opened in the Client's name and on the books of the Bank's Elysee Haussmann Agency located at 73, boulevard Haussmann, 75008 Paris, or all Bank accounts that may be substituted by reaching an agreement approved by both the Client and the Bank;

- "Line of Credit": means the principal sum that the Bank agrees to place at the disposition of the Client in accordance with the provisions of the Contract;

- "Due Date of the Drawdown": means the date of maturity of the Drawdown use as mentioned in the Drawdown Notice. All Drawdown Due Dates must be on a Bank Day;

- "Interest Payment Date": means the first Working Day in the Interest Period:

- "Date of Final Repayment": means the due date for the Drawdown;

- "Date Contract is Signed": means the date the Contract is signed;

- "Drawdown Date": means date when funds become available in the Line of Credit. The Drawdown Date must fall on a Banking Day;

- "Term of the Drawdown": means the length of time that the Client requires the use of the Drawdown, and which shall be indicated on the Drawdown Notice.

- "Euro or Eur": means the type of currency available for release in the territory of the French republic, in application of the Regulations of the Counsel of the European Union, dated June 17, 1997 and May 3, 1998.

- "Rate": means the EURIBOR rate of the period;

- "Interest": equivalent to the rate plus the Fixed Margin

- "Calendar Days": means all days on the calendar;

- "Banking Day": means the days in which the central services of banks work as a team at their activities during the entire day in Paris, with Saturday and Sunday excluded;

- "Target Day": means those days in which the Target system is open;

- "Target": (Automated express trans-European gross cash transfers in real time) European system of gross real-time cash which the Banque Centrale Europeenne relies upon for the National Central Banking of Member States of the European Union, though their respective national gross real-time cash system;

- "Breach of Contract": means any of those events described under Article - Compulsory Prepayment of the Contract;

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- "Fixed Margin": means the increase of 0.75 percent per annum applicable for the period of one year, calculated on the present sum, plus the rate. This margin will be carried over at 1 percent the second year.

- "Authorized Amount": means, on any given date, the maximum useable amount, such as given under Article "Repayment";

- "Authorized Amount": means, on any given date, the Authorized Amount less Drawdowns completed;

- "Original Amount": means the principal amount of the Credit Line, that is to say, 15,000,000 Euros;

- "Opening of Line of Credit": means commitment of Bank to place the principal sum of the line of credit at the disposition of the Client;

- "Interest Term": means the interest term for each Drawdown to which the conditions defined under the Article - "Drawdown Methods" apply;

- "EURIBOR": (Euro Interbank Offered Rate - also called TIBEUR ; Taux Interbancaire offert en Euros) means the annual rate offered for interbank deposits in Euros for first category banks on Euro Zone money markets for a given expiration date. This rate is published on page 248 of Bridge/Telerate or any other page that may replace this one. It is calculated by the Banking Federation of the European Union and results from quotes provided by a sample of reference banks participating in calculating the EURIBOR. It is published at 11 o'clock, Brussels time, on that same day;

- "EURIBOR Rate of the Period": means the EURIBOR published on two applicable Target Days to the Term of the Drawdown.

- "Drawdown": means each use of the Line of Credit by the Client as well as the conditions of this use;

- "EONIA" (Euro Overnight Average Rate or "TEMPE" - Taux Moyen Pond en Euros): means the weighted average rate as calculated by the Banque Centrale Europeenne based on all day to day unsecured loan transactions carried out on the Interbank Euro Zone market and authorized by the sample of the reference banks participating in the calculation of the EONIA This annual rate is published by the Banking Federation of the European Union on page 247 of the Bridge/Telerate server or any other page that may replace this one.

- "Ability to Self-Finance": means the sum of the following items: RESULT (line HN of the financial year income statement) + REGULATED PROVISIONS (TS - TT table 7 of the tax return form) + DEPRECIATION ALLOWANCE (line GA of the financial year income statement) + 70% of rent/lease payments made during the financial year (line HP + HQ of the income statement);

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- "Net Financial Charges": means total financial fees less the total financial profit;

- "Net Financial Debt (Consolidated)": will be equal to the sum of the repayable advances, of loans and sundry debts as well as the item under the "Banks" column, plus pledges from the Balance Sheet related to leasing and released securities, less the amount of "liquid assets" as defined in the final Balance Sheet (Consolidated) of the Financial year certified by the Client, before the Drawdown;

- "Earnings Before Interest, Taxes, Depreciation and Amortization (Consolidated)": equal to Earnings Before Interest, Taxes, Depreciation and Amortization (Consolidated) as defined in the Client's (Consolidated) Accounts from the financial year close before the Drawdown;

- "Income": equal to income as defined in the Client's (Consolidated) Income Statement from the financial year close before the Drawdown (excluding fluctuating rate exchange impact);

- "Joint Net Capital (Consolidated)": equal to the sum of the Client's capital, premiums (of issuance, amalgamation or contribution), of reserves (legal, statutory, regulated, conventional or other), fluctuations in exchange rates, minority interest/shares and the income statement from the financial year, defined in the as defined in the Client's Balance Sheet (Consolidated) from the financial year close before the Drawdown;

Lastly, unless otherwise indicated, any reference made to an "Article", a "Paragraph" or an "Annex", shall be understood as referring to an article or a paragraph of this Contract or to an Annex of the present Contract.

CHAPTER II - SPECIFIC CONDITIONS OF THE LINE OF CREDIT

Article - AMOUNT, TERM AND PURPOSE OF THE LINE OF CREDIT

The Bank authorizes through this Contract, a line of credit to be opened in the amount of 15,000,000 Euros (Fifteen Million Euros) for the Client, who shall accept it, for the term of one twelve month's period to take effect on the date of the signing of the Contract, and that will be renewable one time, for an additional twelve month's period, in the event that no Drawdown has been requested during the first twelve months.

The Client agrees to use this credit line to partially finance an acquisition.

The Bank may, at its convenience, request all documentation justifying the use of the credit line in order to track the use for which the funds are borrowed, but will not be held to supervising its employment.

Article - CONDITIONS FOR USE OF THE LINE OF CREDIT

The Client may not be use the Credit Line:

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

. until the following have been remitted to the Bank:

- an up-to-date and certified copy of its statutes, as well as a recent certificate of registration (K-bis) (less than three months old);

. and to communicate the following 8 days before requesting a Drawdown:- the name of the target brand of perfumes or cosmetics, and their accounts if it concerns a legal entity.

- Confirmation of the acquisition of 95% or more of the capital and the voting rights if it concerns a legal entity. - In the case of an acquisition of lower than 95% of the capital or voting rights, the client and the bank must come to an agreement on the methods of releasing the loan, only in so far as the acquisition is higher than 67% of the capital and voting rights

- Copy of financial, legal, tax, and social audits considered to be satisfactory.

- If price of the target or the assets to be acquired > 30 ME (Thirty Million Euros) - Certification by an auditing firm that the average ratios of the Target on the Balance Sheet at the financial year close: - Gross Financial Debts/Net Worth is < 1 and Gross Financial Debts /CAF is < 4

- Certification by the legal representative of INTERPARFUMS SA that the Gross Consolidated Financial Ratio, including the debt of acquisition and Gross Financial Debts of the Target/Consolidated Net Worth is < 1 and Consolidated Gross Financial Debts, including debt of acquisition and Gross Consolidated Financial Debts of the Target/CIF 2003 including the Target's CAF for 2003 (12 continuous months up to 06/30/2004, if acquisition is after the 06/30/2004) is < 4.

Accounting Principles

The annual accounts of the Client are and will be prepared according to generally accepted accounting principles in France and, subject to any counter indication appearing therein, according to the consistency principle in presentation and evaluation.

The Client will inform the Bank of any change in the accounting principles used in the preparation of their accounts.

Moreover, Drawdowns shall not be possible if:

- a Breach of Contract or an event likely to constitute a case of Breach of Contract has occurred on the date of the aforementioned Drawdown;

- any of the statements made in the Contract are proven to be inaccurate;

- the regularly issued Drawdown Notice in conformity with the model appearing in "Annex 1", was not received by the Bank.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

Article - GUARANTEE GIVEN TO THIRD PARTIES

The Client shall commit to not grant any securities, guarantees or charges to third parties guaranteed by an asset, on the chart of accounts, without making the Bank pari passu in equal rank or without conferring to the Bank another security equivalent to the latter. Nevertheless, the present clause is not applicable for guarantees or securities that the Client grants to cover financing in the acquisition of an asset thenceforth they shall act exclusively on the asset in question and only guarantee the financing of said asset.

Article - DRAWDOWN METHODS

The client may request one single Drawdown according to following methods:

- The Client must forward to the Bank a Drawdown Notice, following the example appearing in "Annex 1", at the latest (at 11:00 o'clock), 1 Banking Day before the Date of the Drawdown (which must be a Banking Day) which must be noted on the Drawdown Notice.

- The amount of the Drawdown will be a maximum of 15,000,000 Euros (Fifteen million Euros).

- The Drawdown may not be for less than 1 month, or for longer than 3 months.

In the case of a one month Drawdown, it may be renewed a maximum of two times for the same period of time.

In the case of a two month Drawdown, it may be renewed a maximum of one time for the term of one month.

The total term for the Drawdown may not exceed 3 months.

- The expiration date of the Drawdown found on the Drawdown Notice may not be after the Date of Final Repayment,

- Drawdown Notice

. must be addressed to the Bank's Elysee Haussmann Agency at the address that appears under the Article "Communications" hereafter;

. must be signed by the legal representative of the Client or an agent of the Client duly authorized for this purpose (see also - list in "Annex 2");

. irrevocably obligates the Client who will be held to carry out the terms of the Drawdown in accordance with the conditions of the Contract.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

Article - DISPOSABLE FUNDS IN THE LINE OF CREDIT

Under the reservations and conditions which are cited above, the Bank shall provide the line of credit according to the terms and conditions of the Drawdown Notice, by crediting the Account of Disposable Funds in Line of Credit No. 106.990/12 open on the books of the Bank's Elysee Haussmann Agency.

The accounting entries of the Bank shall be sufficient to justify the operations concerning this Line of Credit.

If the Bank were to notice that the Drawdown funds have been used for a purpose not in conformity with the declarations above, the Bank shall be able, at its discretion, to cancel the

Drawdown and to demand payment in full of all funds lent to the holder of the Line of Credit or to apply only one of these two measures.

The aforementioned provisions, such as those relating to the purpose for which the funds are to be used or with furnishing the funds, are obligations that the Client shall bear alone, which may be derogated, if the Bank agrees, and without taking on any responsibility towards any one, and in particular towards any guarantor who is not able to withdraw himself from his obligation.

CHAPTER III - FINANCIAL CONDITIONS OF THE LINE OF CREDIT

Article - INTEREST ON LINE OF CREDIT

Interest applicable to the Drawdown will be deducted following the method in which the year is considered to have 360 days per annum to the number of Calendar Days of the Drawdown.

The number of Calendar Days of the Drawdown shall be deducted from the date the funds are made available (inclusive) until the Date of Maturity of the Drawdown (this last date, however, is not included in this calculation).

The Drawdown will be subject to interest calculated on the basis of the EURIBOR of the period plus the Fixed Margin, which increases by 0.75 percent yearly over a one year period, beginning with the year in progress. This margin will be carried over at one percent the second year.

Interest will be charged by the Bank on the date the interest is paid.

Taking into account the rate published two Target Days preceding the date of the present and fixed margin, the interest rate would go up by 2.874 percent per annum in one period of three months interest (rate given as an indicator based on the Euribor 3 months before 12/31/2003, which was 2.124 percent per annum).

A - Temporary unavailability of or no EURIBOR quote

In the event that the EURIBOR cannot be determined in the manner given in Article "Definitions", the applicable interest rate will be determined by

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

the interest period determined to be the average, established by the Bank, of the rates provided by at least five (5) first category banks, as being annual rates offered to them on deposits in Euros, for an amount equal to the amount of the Drawdown and for the period of the Drawdown, on the Interbank Market of Paris two Target Days before the date of the Drawdown.

In this case, the rate then applicable to the Drawdown will be equal to the average of these rates, the aforementioned average being rounded up to the third highest decimal. The thus determined rate will have the Fixed Margin added to it.

B - Loss of the EURIBOR

In the event that the EURIBOR suffers a loss, the substitution rate will be applied automatically.

In the event that the rate or index disappears, and in the absence of a substitute index or a rate, the Bank will advise the Client of the situation, and the parties will consult each other in order to determine by mutual agreement a new index or rate.

If no agreement can be reached within the fifteen (15) Calendar Days following the date of the Drawdown addressed to the Client, the latter must immediately repay all sums due including the principal with interest, expenses and incidental costs and the possible cost caused to the Bank by such a repayment, being understood that payable interest accrued from the date of the disappearance of the Index or the suspension of its publication, shall be calculated on a fixed rate equal to the last published rate two Target Days before the date of the aforementioned event plus three percent per annum together with the Fixed Margin.

In any case, the application of all new rates or indexes will be retroactive to the day of the change, the disappearance or suspension of the publication of the index or rate.

Article - LATE PAYMENT PENALTY

A - If any amount of the principal, interest, expense or incidental costs owed by the Client under the terms of the present contract, is not paid by its normal or anticipated due date, without prior notice, the Client will automatically be required to pay the Bank the late payment penalty calculated starting from the date of current liability until the date of the effective payment based on the day to day EONIA rate plus two percent per annum.

It will be the same for all expenses and disbursements advanced by the Bank for any reason whatsoever.

This late payment penalty will be deducted according to the ratio method of the numbers to the exact number of days past in a year based on 360 days, and will be payable by the Client upon receipt of the statement of interest established by the Bank for this purpose.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

Interest shall be capitalized, if due for an entire year, in accordance with article 1154 of the Civil Code.

B - This stipulation of a late payment penalty will not change the current liability that the Client has incurred and, consequently, will not permit a delay in the pay off date, or constitute a waiver by the Bank to any right conferred by this Contract.

Article - COMMITMENT FEE

A commitment fee will be collected on the Line of Credit and deducted on the basis of the exact number of days past and one year to be understood as having 360 days and calculated at the rate of 0.20 percent per annum, on the Authorized Amount of the Credit Line.

This fee will be payable every month and in advance, and for the first time on the day the opening of the Line of Credit is signed.

Any fee that is paid shall remain entirely and unconditionally the property of the aforementioned Bank, even in case of an early cancellation of the Credit Line, the incidence of this cancellation would be deferred to the following assessment period of this fee.

Article - MANAGEMENT FEE

The Client be responsible to pay the Bank a management fee for the amount of 5,000 Euros (not including tax), payable including all taxes on the date of these presents, by levy on their account No.106.990/12 open on the books of the Bank's Elysee Haussmann Agency.

Article - REPAYMENT

A/ Repayment of the Line of Credit

The full amount remaining and due to the bearer of the Line of Credit, must be paid to the Bank at the time of its date of maturity, either on the maturity date of the Drawdown at the latest, that is to say three months after the start date of the Drawdown at the latest.

B/ Repayment of the Line of Credit - Reuse

The Drawdown must be repaid in full by the date on the Drawdown Notice, before the Client may take out a new Drawdown Notice.

Article - CANCELLATION OF THE LINE OF CREDIT

The Client shall be able to completely or partially give up the use in whole or in part of the authorized amount of the Line of Credit.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

This cancellation will take effect one month after notification (by registered letter with return receipt) addressed from the Client to the Bank under the conditions established in Article "Communications" hereafter.

Any cancellation will be final and irrevocable, and will reduce the Amount Authorized to due competition, so that the Client will not be able make any new Drawdowns from the Line of Credit which it has given up. If the Line of Credit is a progressive pay-down loan, partial cancellations will be charged to the funds with the longest terms of payment reduction.

On the other hand, the commitment fee will cease to be due on the portion of the Line of Credit that was cancelled and this will begin at the end of the assessment period of said commitment fee during which the cancellation will have taken effect.

Article - ACCOUNTING OF THE LINE OF CREDIT

The operations resulting from the Line of Credit functions are excluded from any checking account that the Client now has or could have on the Bank's books.

The accounts open and maintained by the Bank in order to track the operations of the Line of Credit or of each Drawdown will constitute simple accounting instruments.

On the expiration date on which any amount becomes payable to the holder of the Contract, the Bank will deduct from the accounts open at that time on its books in the name of the Client, the amount necessary to make the payment of the payable amounts.

Article - TOTAL EFFECTIVE RATE

To satisfy the requirements set forth in articles L 313-1 and those following of the Code of Consumption, the parties do hereby declare, as an indication, that the total effective rate of the Line of Credit, calculated according to the legal method currently into force, based on the total use of the Line of Credit on the date of these presents, will be increased and updated by:

- 3.252 percent per annum for the Period of three months' Interest, starting from a quarterly annual percentage rate of 3.292 percent; assuming one use of the signature.

CHAPTER IV - GENERAL CONDITIONS

Article - DECLARATIONS OF THE CLIENT

On the Date of Signature of the Contract the Client declares and guarantees:

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- That it is a regularly constituted company and possesses all authorizations necessary to carry on its activities such as the present, that it possesses all the assets shown on its balance sheet, that it can validly enter into this Contract and fulfill all the obligations which result from this which concern the company;

- That upon signing the Contract, and if applicable, the signature of the acts of guarantees for the Line of Credit, have been properly authorized by its corporate bodies and do not require any other authorization whatsoever from any competent authority that has not been obtained, by its signature and operation;

- That the signature of the Contract and the execution of all the obligations which result from this contract do not infringe upon its statutes neither upon an any commitments of any commitment to which it is party or to which it is connected, nor does it violate in any way the laws or regulations which are applicable to it;

- That the Contract will remain, after the first provision of the funds and after each Drawdown, a legal commitment, valid and obligatory of the Client, who will fulfill it in accordance with its terms;

- That the repayment of the principal, the payment of the interest, commissions or other expenses related to the Contract do not require any authorization of any authority whatsoever, which was not obtained;

- That the financial documents given to the Bank for the needs of these presents are the proper ones; that they were established according to generally accepted accounting procedures applied in France and that they reflect a faithful representation of its assets, of its liabilities and income statement for each financial year;

- That since the closing date of its last financial year, no event has occurred, in particular of a legal, financial or commercial nature likely to have a significant unfavorable effect on its activity, its net worth, its economic situation or its profitability and that was not made available of the Bank before the conclusion of these presents;

- That there is no ongoing administrative instance, process or procedure, or to its knowledge, none is about to be take place in its opposition to prevent or prohibit the signature or the execution of these presents or which could have a significant unfavorable effect on its activity, its assets or its financial standing;

- That its assets are validly insured for a value at least equal to the value of reconstruction and/or of replacement by a nearby Insurance Company that is manifestly solvent;

- That there is no fact likely to constitute any of the cases mentioned hereafter under the Article " Compulsory Prepayment";

Article COMMUNICATIONS - NOTIFICATION TO THE BANK

Throughout the duration of the Line of Credit, the Client must:

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- Remit to the Bank, from their establishment and at the latest within a maximum of three months from the close of each financial year, certified copies, from its Regular Statutory Auditors, of its annual balance sheets, income statement as well as all applicable documents required by the law, accompanied by the auditors' reports;

- Remit to the Bank, at the latest within three months from the close of each financial year, a copy of its income tax form certified by its management;

- Send by mail to the Bank, from their establishment, official reports of its ordinary and/or extraordinary meetings, as well as all documents relating to management forecast;

- Inform the Bank within a maximum of fifteen calendar days from the administrative event, of all changes of a legal nature relating to it, as well as of any event likely to decrease the economic or legal value of the guarantees given to the Bank, or to affect to a significant degree the value of its net worth, or to increase the volume of its commitments with third parties, or furthermore, to affect seriously its ability to repay the Line of Credit;

- Communicate to the Bank, upon receipt of first request from the Bank, all documents or information on its economic, accounting, financial or legal situation, that the Bank may reasonably request;

- Inform the Bank of all projects relating to a significant modification of its shareholders, especially any changes that may have the consequence of giving control to a new Company or a new Group;

- Immediately inform the Bank of all acts, events or circumstances that are likely to constitute any of the cases mentioned hereafter under the Article Compulsory Prepayment";

Article - COMMITMENT OF THE CLIENT

Throughout the duration of the Line of Credit, the Client commits, without having obtained prior agreement from the Bank:

- not to yield in whole or in part of its assets, (for an amount higher than 15,000,000 Euros), except within the framework of its usual current management;

- not to carry out operations of any nature with companies or companies which are under its control, in the sense of article L.233-3 of the Commercial Code (old article 355-1 of the law dated July 24, 1966), that are not carried out under normal conditions of market;

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- to respect, at the time of the Drawdown and during the intra-period, the agreed-upon ration of Gross Financial Debts/Consolidated Net Worth <1.

Article - COMPULSORY PRE-PAYMENT

The total amount due to the Bank in principal, interest, commissions, fees and incidentals under this Contract shall become immediately and automatically pre-payable, without legal formality, and no new use may be required by the Bank, in the event of bankruptcy, suspension of operation or activity by the Client, transfer of the company within the framework of a friendly or collective procedure such as all cases of pre-payment authorized by law.

The Bank may demand that the loan be compulsorily pre-paid and no other use could then be claimed from the Bank from the time the case of compulsory pre-payment begins, via notification made by the Bank through registered letter with return receipt requested addressed to the Client, with no other legal formality being necessary, in any of the following cases:

- when there is a default in payment at its term, the amount owed becomes payable to the holder of the Contract, (when not taken care of within a maximum of five (5) Banking Days from its term);

- in the event of non-fulfillment of any provision of this Contract that is not taken care of by the Client within a maximum of ten (10) Banking Days, beginning with the date the notification is mailed by the Bank reporting this Breach;

- if any of the declarations made by the Client in this Contract or in any written statement made by an agent of the Client for the needs of these presents, proves to have been inaccurate at the time when it was made or reiterated, or ceases to be accurate on a significant point;

- in the event of merger, split, friendly liquidation or dissolution of the Client;

- in the event of any change in the legal arrangement of the Client or of his corporation, or transfer of its registered office out of Metropolitan France, without the agreement of the Bank;

- in the event of seriously reprehensible behavior by the Client, for example, if its situation would prove irremediably compromised in the sense of article L.313-12 of the Monetary and Financial Code;

- in the event that interest and commissions on the loan become liable to taxation or to a tax which they are not currently liable for, unless the Client discharges this fiscal burden, so that the Bank headquarters will not be held responsible for this expense;

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- in the event that the Bank of France declares that a Client's payment has not been taken care, for example, if the Bank of France excludes the signature of the Client;

- in the absence of payment on the correct date by the Client of a sum due to whomever, and in particular its contributions, taxes, social security and other corporate obligations and which would be likely to generate obvious detrimental consequences on the ability to repay in a timely fashion the Drawdowns, as in the event of seizure of the assets of the Client by the Bank;

- in the event of any significant change in the nature, ability or of the net worth of the Client, such as changes in the legal, financial, industrial or commercial structure, except by express agreement of the Bank;

- in the event the Client or any other entity does not respect the ratios appearing under the Article "Conditions for Use of the Line of Credit", for example, if the Client does not provide justification for the Bank in the required manner and the time frame to receive the certificate of proof that the aforementioned ratios are being respected;

- in the event the Client does not respect the articles "Commitment of the Client" and "Promise for Guarantee".

Article - NEW CIRCUMSTANCES

The provisions and financial conditions applicable to the Line of Credit were fixed according to the economic and financial conditions, legal, administrative, tax, monetary, and professional data currently in force in France on the date of these presents and applicable to the operations of a comparable nature.

A - In the event of substantial change in these conditions or data, in consequence of a legal or lawful modification or of a decision emanating from any competent authority, or of a change in the Prudential Ratios applicable to the Bank on the date of signature of these presents, such as, especially, the Cooke Ratio, or for any other reason, in particular those involving new charges or extra costs in relation to the operations defined in these presents, the Bank will inform the Client of it in writing as soon as possible. If necessary, this notification will contain the estimated amount of the increase in the cost and the compensation due.

The Bank and the Client will act in concert to arrive to a friendly solution making it possible to continue the execution of the Contract.

If no solution can be reached within fifteen (15) Calendar Days following the reception by the

Client of the aforementioned notification, the Client will be required to:

- accept to keep the Line of Credit and take responsibility for all possible additional costs;

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

- immediately reimburse all amounts due on Drawdowns carried out to date on the principal, interest, commissions, expenses and incidentals, as well as all possible additional costs which, up until the date of repayment, the Bank may have incurred as a result of the new circumstances.

B - In the event that a change of legislation or regulation or a decision emanating from any competent authority, causes the Line of Credit to be considered illegal, the Bank will advise the Client without delay of it. The Client and the Bank will try their best to find a replacement solution that is satisfactory to all parties. If such a solution cannot be found within fifteen calendar days beginning with the date of the notification to the Client, the Client will repay fully in advance, and without penalty, all the sums that remain owing on the Line of Credit.

Article - PLACE OF PAYMENT

All payments to be made under the terms of these presents will take place at the Bank, at the following address:

Elysee Haussmann Agency
Address: 73 boulevard Haussmann, 75008 Paris

Article - APPLICATION OF PAYMENTS

By express agreement, it is approved and accepted by the Client that any partial payment be applied in priority to fees and incidentals, then to compensations, then to post maturity interest, then to commissions, then to interest stipulated by the contract, and finally on the principal.

Article OTHER EXPENSES AND RIGHTS BORNE BY THE CLIENT

The payment of all amounts owed by the Client under the terms of these presents must be carried out as a net payment not including any levy, taxes, retained taxes, excise tax or deductions of any nature whatsoever, present or future.

All fees, duties (fee registration, stamp charges ) or any fees related to the Contract or which would be in continuation or consequence, particularly in the event of default, will be the exclusive responsibility of the Client, who will be so obligated.

Article - COMMUNICATION

Any notification, communication or request having to be made pursuant the Contract must be made by mail.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

Under certain circumstances, and upon express request of the Client, the Bank may accept communications or requests made by telephone, telex or telefax provided that they are confirmed by mail.

All communication or request having to be made and any document having to be delivered by one of the parties to the other pursuant to the Contract, will be made and delivered:

- as concerns the Client: INTER PARFUMS Company
Address: 4 Rond point des Champs Elysees
Attention: Department Accounting
Telephone: 0153770000
Telefax/Fax: 0140740842

- as concerns the Bank: BNP PARIBAS
Agency: Elysee Haussmann
Address: 73 boulevard Haussmann, 75008 Paris
Attention: Person in charge of Service Mise en Oeuvre Enterprises (Miss Joelle Deschamps)
Telephone: 01.44.51.95 68
Telefax/Fax: 01.44.51.95.85

ARTICLE: AUTHORIZATION OF COMMUNICATION OF INFORMATION

The Client expressly authorizes the Bank to communicate information relating to it to companies with a mutual guarantee scheme (MGS), financial guarantee or refinancing organizations, which would intervene, if necessary, in the present operation, as to service providers which may intervene in the processing of operations relating to these presents, and in particular to all third parties in charge of recovery or to any company associated with the BNP PARIBAS group in the event of pooling resources. Moreover, said information could be used for commercial requests.

Article - EXERCISE OF RIGHTS - WAIVER

All rights conferred to the Bank or to the Client, by these presents or any other document delivered in execution or at the time of these presents, such as the rights granted by law, will be cumulative and will be executable at all times.

The fact that the Bank or the Client does not exercise a right, or delays exercising it, can never be regarded as a renunciation of this right, and the exercise of only one right or its partial exercise will not prevent the Bank or the Client from exercising it again or in the future or to exercise all other rights.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

Article - CESSION - TRANSFER OF THE RIGHTS

The Client may not yield or transfer any right or obligation resulting from the Contract without the Bank's prior written agreement.

The Bank may yield or transfer in whole or in part its rights and obligations from this Contract to any Bank or Credit Institution of its choice.

Article - ANNEXES

The following documents annexed to the present act form an integral part of the Contract:

Annex 1 - Forms for the Drawdown Notice.

Annex 2 - List of Signatories authorized by the Client to request Drawdown Notices.

Article - ELECTION OF DOMICILE

For the execution of these presents and their suites, domicile is hereby elected:

- by the Bank in its Agency as appears under the Article "Place of Payment",

- by the Client, in his registered office indicated below.

Article - APPLICABLE LAW - JURISDICTION

The Contract is subjected to French law.

Any litigation which is not solved by mutual agreement, will be under the exclusive jurisdiction of the Courts of Paris, for all the authorities and procedures and this, even in the event of plurality of authorities or parties, or even for a call for the guarantee.

These presents have taken place in Paris

on March 17, 2004

in three copies

For the CLIENT

For BNP PARIBAS

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

AD 15725

ANNEX 1

to the Contract of a Line of Credit dated March 17, 2004
between BNP Paribas and the INTER PARFUMS Company

MR 15725

FORM FOR THE DRAWDOWN NOTICE

Letter-head of the Client
INTER PARFUMS Company
_____________________

BB36015

BNP PARIBAS
Elysee Haussmann Agency
attention Mr.

RN36015

Re: DRAWDOWN NOTICE on the Line of Credit of 15,000,000 Euros

Dear Sirs:

Pursuant to the provisions of the Contract dated we hereby request a Drawdown of the following characteristics:

Amount of the Drawdown:                    Euros ( Euros)

Term of the Drawdown:                 Calendar days starting from                 , in other words, at the latest until the date of (inclusive/non-inclusive) (Note - the Expiration date of the Drawdown must be a Banking Day)

Fulfillment of the Drawdown: to the Account of Fulfillment (or )

Financial Conditions of the Drawdown:

Interest Term:                 months
Rate applicable to Drawdown: EURIBOR                of
Fixed Margin applicable to Drawdown:                    % per annum

Repayment of Drawdown: At term, that is to say the
(Note - the Expiration date of the Drawdown must be a Banking Day)

We assure you that the declarations and guarantees that we have carried out under the Contract are correct and complete on the date of this Drawdown Notice and that no Breach has occurred nor will occur upon making this Drawdown.

The terms and expressions used herein in capital letters and not defined in the present letter are in accordance with the meaning given them in the Contract referred to above.

Your agreement to the present document will result in the fulfillment on your part of the Drawdown requested.

Sincerely yours,

Date of the Drawdown Request: (Handwritten) Mr. Philippe SANTI and Mr. Jean Guy LECLERCQ sign jointly

Name of the authorized signatory:

Title:

Signature of the authorized signatory:
Official Corporate Seal of the Client

(Illegible Signature)                  (Illegible Signature)

INTER PARFUMS
(Illegible)
Tel. 01.53.77.00.00 - Fax : 01.40.74.08.42
(Illegible) S.A. with 10,320,594 EUROS in Capital R.C.S. PARIS 8 850 210 182 - TVA N (Illegible)

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

ANNEX 2

to the Contract of a Line of Credit dated March 17, 2004
between BNP Paribas and the INTER PARFUMS Company

LIST of SIGNATORIES AUTHORIZED by the CLIENT
to proceed at the DRAWDOWN requests

Name, First Name and Function Specimen of Signature

Mr. Philippe SANTI, financial director:

Mr. Jean Guy LECLERCQ, Director of Administration:

Mr. Philippe SANTI and Mr. Jean Guy LECLERCQ sign jointly.

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725

BNP PARIBAS
Groupe Elysee Haussmann
2 73 Haussmann Blvd 1
75008 PARIS
EC36015DD15725